UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2008

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2008, the Compensation Committee ("Committee") of the Board of Directors (the "Board") of Dollar Financial Corp. (the "Company") approved the following amended and restated employment agreements for certain of its officers.

Amended and Restated Employment Agreement with Norman Miller

On May 14, 2008, Norman Miller, the Company, and Dollar Financial Group, Inc., a wholly-owned subsidiary of the Company ("DFG"), entered into an amended and restated employment agreement ("Miller Agreement"). The Miller Agreement implements certain changes to Mr. Miller’s original employment agreement that were required as a result of the final rules and regulations implemented by the Internal Revenue Service concerning Internal Revenue Code Section 409A. The other material terms of Mr. Miller’s employment with the Company remain the same. The above summary of the material terms of the Miller Agreement is qualified in its entirety by reference to the complete text of the Miller Agreement filed herewith as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Amended and Restated Employment Agreement with Randy Underwood

On May 15, 2008, Randy Underwood, the Company and DFG entered into an amended and restated employment agreement ("Underwood Agreement"), which amends and restates the employment agreement entered into by the parties on April 9, 2007. The Underwood Agreement updates Mr. Underwood’s annual salary and target cash bonus and provides Mr. Underwood a retention bonus and retiree medical coverage. The retention bonus will be paid at the rate of $150,000 per year, and is payable until Mr. Underwood’s death. If he has remained married to his spouse through the date of his death, his spouse will thereafter be entitled to receive $75,000 per year for her lifetime. The retention bonus and rights to retiree medical coverage will become vested upon the occurrence of the following: (a) Mr. Underwood terminates employment for any reason on or after June 30, 2011, (b) Mr. Underwood’s employment is terminated by the Company without Cause (as defined in the Underwood Agreement), by Mr. Underwood with Good Reason (as defined in the Underwood Agreement) or by reason of Mr. Underwood’s death or disability, or (c) a Change in Control (as defined in the Underwood Agreement) of the Company.

Additionally, the Underwood Agreement implements certain changes to Mr. Underwood’s original employment agreement that were required as a result of the final rules and regulations implemented by the Internal Revenue Service concerning Internal Revenue Code Section 409A. The other material terms of Mr. Underwood’s employment with the Company remain the same.

The above summary of the material terms of the Underwood Agreement is qualified in its entirety by reference to the complete text of the Underwood Agreement filed herewith as Exhibit 10.2 and is incorporated in this Item 5.02 by reference.

Amended and Restated Employment Agreement with Roy Hibberd

On May 14, 2008, Roy Hibberd, the Company and DFG entered into an amended and restated employment agreement ("Hibberd Agreement"). The Hibberd Agreement implements certain changes to Mr. Hibberd’s original employment agreement that were required as a result of the final rules and regulations implemented by the Internal Revenue Service concerning Internal Revenue Code Section 409A. The other material terms of Mr. Hibberd’s employment with the Company remain the same. The above summary of the material terms of the Hibberd Agreement is qualified in its entirety by reference to the complete text of the Hibberd Agreement filed herewith as Exhibit 10.3 and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Amended and Restated Employment Agreement by annd among Norman Miller, the Company and DFG, dated as of May 14, 2008.

Exhibit 10.2 Amended and Restated Employment Agreement by and among Randy Underwood, the Company and DFG, dated as of May 15, 2008.

Exhibit 10.3 Amended and Restated Employment Agreement by and among Roy Hibberd, the Company and DFG, dated as of May 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

May 15, 2008	By:	/s/Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Cheif Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and among Norman Miller, the Company and DFG, dated as of May 14, 2008.
10.2	Amended and Restated Employment Agreement by and among Randy Underwood, the Company, and DFG, dated as of May 15, 2008.
10.3	Amended and Restated Employment Agreement by and among Roy Hibberd, the Company and DFG, dated as of May 14, 2008.